EXPENSE LIMITATION AGREEMENT

                           TOUCHSTONE INVESTMENT TRUST

         EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2000 by and between Touchstone Advisors, Inc. (the "Advisor") and Touchstone Investment Trust (the "Trust"), on behalf of certain series of the Trust set forth in Schedule A attached hereto (each a "Fund," and collectively, the "Funds").

         WHEREAS, the Trust is a Massachusetts business trust organized under a Declaration of Trust ("Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

         WHEREAS, the Trust and the Advisor have entered into an Investment Advisory Agreement dated May 1, 2000 (the "Advisory Agreement"), pursuant to which the Advisor provides investment advisory and other management services to each series of the Trust for compensation based on the value of the average daily net assets of each series; and

         WHEREAS, the Trust and the Advisor have determined that it is appropriate and in the best interests of shareholders to maintain the expenses of the Funds, and, therefore, have entered into this Expense Limitation Agreement (the "Agreement"), in order to maintain the expense ratios of the Funds at the levels specified in Schedule A attached hereto; and

         NOW THEREFORE, the parties hereto agree that the Agreement provides as follows:

1. Expense Limitation.
         ------------------

         1.1 Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Fund in any fiscal year, including but not limited to advisory fees of the Advisor (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Fund's business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act, if any) ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Advisor.

         1.2 Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to a Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the Fund.

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        1.3 Method of  Computation.  To determine the Advisor's  liability  with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If, for any month, a Fund's annualized Fund Operating Expenses exceed the Operating Expense Limit of such Fund, the Advisor shall waive or reduce its advisory fee for such month by an amount, or remit an amount to the appropriate Fund, sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit; provided, however, that any waiver or reduction of the advisory fee is applied equally across the classes, if any, of the Fund.

         1.4 Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Advisor to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2. Term and Termination of Agreement.
         ---------------------------------

         This Agreement shall continue in effect through September 30, 2001, and from year to year thereafter provided each such continuance is specifically approved by a majority of the Trustees of the Trust. This Agreement shall terminate automatically upon the termination of the Investment Advisory Agreement with respect to the applicable Fund.

3. Miscellaneous.
         -------------

         3.1  Captions.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         3.2 Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

         3.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Advisory Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, as of the day and year first above written.


                                            TOUCHSTONE INVESTMENT TRUST



                                            By:/s/ Tina D. Hosking
                                               -------------------------
                                               Tina D. Hosking
                                                Secretary



                                              TOUCHSTONE ADVISORS, INC.



                                            By:/s/ Jill T. McGruder
                                               -------------------------------
                                                Jill T. McGruder
                                                President

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:


                                                               Maximum Operating
                                                                   Expense Limit

Money Market Fund                                                0.65%
Institutional Government Income Fund                             0.40%
High Yield Fund - Class A shares                                 1.05%
High Yield Fund - Class C shares                                 1.80%

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                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

                               Amended May 1, 2001

This Agreement relates to the following Funds of the Trust:


                                                               Maximum Operating
                                                                   Expense Limit

Money Market Fund - Class A shares                                0.65%
Money Market Fund - Class B shares                                1.63%
Institutional Government Income Fund                              0.40%

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

                             Amended October 1, 2001


This Agreement relates to the following Funds of the Trust:


                                                               Maximum Operating
                                                                   Expense Limit

Money Market Fund - Class A Shares                                     0.65%
Money Market Fund - Class B Shares                                     1.63%
Institutional Government Income Fund                                   0.40%
Short Term Government Income Fund                                      0.95%
Intermediate Term Government Income Fund - Class A Shares              0.99%
Intermediate Term Government Income Fund - Class B Shares              1.83%
Intermediate Term Government Income Fund - Class C Shares              1.85%

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

                             Amended October 1, 2002


This Agreement relates to the following Funds of the Trust:


                                                               Maximum Operating
                                                                   Expense Limit

Money Market Fund - Class A Shares                                       0.85%
Touchstone Institutional U.S. Government Money Market Fund               0.40%
Touchstone U.S. Government Money Market Fund                             0.95%
Touchstone Intermediate Term U.S. Government Bond Fund - Class A Shares 0.99% Touchstone Intermediate Term U.S. Government Bond Fund - Class B Shares 1.83% Touchstone Intermediate Term U.S. Government Bond Fund - Class C Shares 1.85%

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

                            Amended December 31, 2002


This Agreement relates to the following Funds of the Trust:

                                                               Maximum Operating
                                                                   Expense Limit

Money Market Fund - Class A Shares                                      0.85%
Money Market Fund - Class S Shares                                      1.15%
Touchstone Institutional U.S. Government Money Market Fund              0.40%
Touchstone U.S. Government Money Market Fund                            0.95%
Touchstone Intermediate Term U.S. Government Bond Fund - Class A Shares 0.99% Touchstone Intermediate Term U.S. Government Bond Fund - Class B Shares 1.83% Touchstone Intermediate Term U.S. Government Bond Fund - Class C Shares 1.85%